SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                    __________

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                                    __________


                                   JULY 18, 1996
                 Date of Report (Date of earliest event reported)


                           CAMBRIDGE BIOTECH CORPORATION
                (Exact name of registrant as specified in charter)


             Delaware                0-12081               04-2726626
          (State or other        (Commission File          (IRS Employer
         jurisdiction of             Number)           Identification
          incorporation)                              Number)


                365 Plantation Street, Biotechnology Research Park
                          Worcester, Massachusetts  01605
               (Address of principal executive offices and zip code)

                                  (508) 797-5777
               (Registrant's telephone number, including area code)

                                  Not applicable
           (Former name or former address, if changed since last report)

        ITEM 3    BANKRUPTCY

        Summary of Plan of Reorganization Confirmed by the Bankruptcy
        Court

             Cambridge Biotech Corporation ("CBC") filed a petition for relief under Chapter 11 of the Bankruptcy Code on July 7, 1994, with the United States Bankruptcy Court for the District of Massachusetts, Western Division (the "Bankruptcy Court"), Case No. 94-43054-JFQ. (See Current Report on Form 8-K filed July 15, 1994.) On April 10, 1996, CBC filed a Chapter 11 Reorganization Plan, which was amended on May 10, 1996, and further amended on May 17, 1996, May 20, 1996, and July 15, 1996 (as so amended, the "Plan"). The Plan was confirmed by order of the Bankruptcy Court dated July 18, 1996. (See Item 5, Other Events pertaining to a stay of the order.) The following description summarizes certain information concerning the Reorganization Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the full Plan which is filed under Item 7 hereof. Capitalized terms which are not defined herein shall have the meanings specified in the Plan, except that the common stock of Aquila is herein referred to as "Aquila Common Stock" (rather than "New Common Stock") and the common stock of CBC is referred to as "CBC Common Stock" (rather than "Old Common Stock").

             The Plan as proposed by CBC includes the following major elements: (1) the sale of CBC's Enterics Business; (2) the creation of a new holding company, Aquila Biopharmaceuticals, Inc. ("Aquila"), to be owned by CBC's creditors and equity security holders which will reorganize and continue the operation of CBC's Biopharmaceutical Business and on the Consummation Date will own all the shares of CBC; and (3) the sale of the stock of CBC (which will continue to own the Retroviral Business) by Aquila. Article IV of the Plan sets forth the basic steps in implementation of the Plan, as follows:

             (i) CBC's sale of the "Enterics Business", free and clear of liens, encumbrances, Claims and Interests, prior to consummation of the remainder of the Plan. On June 19, 1996, the Bankruptcy Court approved the sale of the Enterics Business to Meridian Diagnostics, Inc. for approximately $5,700,000 in cash, and the sale closed on June 24, 1996. (See Current Report on Form 8-K filed July 9, 1996.)

             (ii) The issuance by Aquila on the Consummation Date under the Plan of 5,000,000 shares of Aquila Common Stock (each carrying a related Right as described below) to the CBC equity security holders and certain CBC creditors in exchange for their Interests in and Claims against CBC and the payment of other creditors in cash.




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             (iii)     The distribution of the assets of the
        Biopharmaceutical Business to Aquila as the sole stockholder of CBC on the Consummation Date.

             (iv) Immediately after giving effect to the transactions in clauses (ii) and (iii) above, Aquila's sale of all the issued and outstanding stock of CBC to bioMerieux Vitek, Inc. ("bioMerieux") pursuant to a Master Acquisition Agreement dated as of April 4, 1996, between CBC, Aquila and bioMerieux for $6,500,000 in cash.

             (v) A Rights Offering pursuant to which each share of Aquila Common Stock distributed under the Plan would be entitled to exercise a transferable right (a "Right") entitling the holder to purchase one Unit, each Unit consisting of one share of Aquila Common Stock and one warrant to purchase one share of Aquila Common Stock (a "Warrant"). In addition, each holder of a Right (or beneficial owner in the case of securities held in street name) who has fully exercised his basic right to purchase one Unit for each Right received (an "Eligible Rights Holder") also will have the right to purchase any desired number of Units that have not been subscribed for by the holders of other Rights (the "Oversubscription Rights"), subject to proration if oversubscribed. The Unit subscription price under the Rights will be a dollar amount of up to $9.50 per Unit, as determined by Aquila. However, Aquila reserves the right to reduce the subscription price for the Units in certain circumstances.

        Treatment of Claims and Interests

             Under the terms of the Plan, the holders of various Claims against and Interests in CBC are to be treated as follows:

             1.   Administrative and Priority Claims

                  Under the Plan, on the Consummation Date, or as soon thereafter as practicable, all Allowed Administrative Claims
        (currently estimated to be approximately $4,400,000) will be paid in full in cash, except that Aquila intends to exercise its right to pay Postpetition Incentive Stock Claims in whole or in part in Aquila
        Common Stock.

                  There are disputes with certain creditors concerning the applicable cure amount with respect to executory contracts or unexpired leases to be assumed (or assumed and assigned) under the Plan which are scheduled to be tried in the Bankruptcy Court in the next few months. Assumption or assumption and assignment of contracts and leases will require payment of cure amounts, as determined by the Bankruptcy Court. The aggregate amount in dispute is approximately $1,050,000, and a Distribution Reserve will be established.

                  Certain priority claims (which CBC currently estimates will not exceed $100,000) will be paid in full in cash on the Consummation Date.

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             2.   Class 2: Secured Claims

                  The only secured creditor under the Plan is Signet Bank/ Maryland, as the holder of mortgages on CBC's two principal parcels of Maryland real estate securing CBC's obligations under two separate loans. At the Petition Date, $4,042,739 was owed to Signet under these loans. Under the Plan, Signet will receive in full satisfaction of its claims, a promissory note from Aquila in the original sum of $4,200,000, payable on certain terms and conditions.

             3.   Class 3: General Unsecured Claims Less Than Or Equal to
        $500

                  Class 3 Claims (currently estimated to be approximately $46,000) will be paid in cash in full on the Consummation Date, or as soon thereafter as practicable.

             4.   Class 4: General Unsecured Claims Exceeding $500

                  Class 4 Claims filed or deemed filed, including Disputed Claims, amount to approximately $7,900,000, in the aggregate. At or before the confirmation hearing, most of the Disputed Claims were either settled or disallowed so that the total amount of Allowed Class 4 Claims as of the Confirmation Date is currently estimated to be approximately $3,500,000. Disputed Claims, as of the Confirmation Date are currently estimated to be approximately $2,500,000 for which a Distribution Reserve consisting of cash and stock will be established. Disputed Claims will be resolved in the Bankruptcy Court over the next few months.

                  Under the Plan, a holder of a Class 4 Claim could elect, at the time it cast its ballot, to receive under Class 4 Option A cash equal to 51% of the unpaid portion of its Allowed Class 4 Claim, subject to an aggregate cap of $2,000,000 or to receive under Class 4 Option B shares of Aquila Common Stock valued at $9.50 per share equal to the amount of the holder's Allowed Claim. The total amount of claims in Class 4 which elected Option A was $1,794,692, creating a cash obligation of $915,293. Each share of Aquila Common Stock to be distributed to the holders of Allowed Class 4 Claims under Option B will also include one Right. However, no Rights will be distributed on account of any Disputed Class 4 Claim that becomes an Allowed Class 4 Claim only after the Initial Distribution Date.

             5.   Class 5: Securities Class Claims

                  In exchange for the Class 5 Securities Class Claims, Aquila will issue 1,250,000 shares of Aquila Common Stock and one Right for each share so issued to the Disbursing Agent on the Consummation Date for the benefit of the beneficial holders of Class 5 Claims.



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                  In addition, CBC agreed to permit the Securities Class
        Plaintiffs to prosecute CBC's claims against its former auditors, Deloitte and Touche, subject to CBC's right to receive 10% of the proceeds recovered thereon and from any independent claims against Deloitte & Touche prosecuted by the Securities Class Plaintiffs on their own behalf, net of litigation expenses, all as more particularly described in the Securities Class Settlement Agreements. In settlement of claims against the Securities Class Settling Officers and Directors, the Securities Settlement Class also shall be entitled to receive $1,050,000 in cash from an insurance policy insuring the Securities Class Settling Officers and Directors.

                  On the Initial Distribution Date, or as soon as practicable thereafter, the Disbursing Agent shall distribute to "Authorized Claimants" their respective shares of Aquila Common Stock and Rights issued on the Consummation Date to the Disbursing Agent on account of Securities Class Claims. The Aquila Common Stock, Rights and other consideration payable to or distributable to the Securities Settlement Class will be distributed in the manner and according to the procedures set forth in the Securities Class Settlement Agreements. Rights distributed on the Initial Distribution Date will be exercisable only during the Rights Exercise Period. No Rights shall be distributed to any Securities Settlement Class member who is not an Authorized Claimant as of the Initial Distribution Date.

             6.   Class 6:  CBC Common Stock Interests

                  In exchange for all Class 6 CBC Common Stock Interests, a number of shares of Aquila Common Stock currently estimated to be approximately 3,314,755 shares, will be issued to the Disbursing Agent on the Consummation Date, for the benefit of the holders of Class 6 CBC Common Stock Interests, plus one Right for each share of Aquila Common Stock so issued. This number represents the total amount of 5,000,000 shares of Aquila Common Stock issued under the Plan, less (i) the 1,250,000 shares issued to the Class 5 Claimants, (ii) the approximately 124,425 shares currently estimated to be required to be issued on account of Postpetition Incentive Stock Claims, (iii) the approximately 184,880 shares currently estimated to be required to be issued on account of Allowed Class 4 Claims, and (iv) the approximately 125,941 shares currently estimated to be issued for deposit in the Distribution Reserve.

                  On the Initial Distribution Date, or as soon as practicable thereafter, Aquila's transfer agent will distribute to the holders of Allowed Class 6 CBC Common Stock Interests their respective pro rata share of the shares of Aquila Common Stock and Rights. Rights distributed on the Initial Distribution Date will be exercisable during the Rights Exercise Period. No Rights shall be distributed on account of any Disputed Class 6 Interest that becomes an Allowed Interest only after the Initial Distribution Date.

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        CBC Common Stock Outstanding and Aquila Common Stock Issued for
        Claims and Interests

             As of the Confirmation Date, there were 26,065,017 shares of CBC Common Stock outstanding. On the Consummation Date, Aquila will issue 5,000,000 shares of Aquila Common Stock and related Rights and deliver them to the Disbursing Agent in exchange for all Interests in CBC and certain Claims against CBC as described above. Aquila Common Stock not distributed to holders of Disputed Claims will be held by the Disbursing Agent pending resolution.

        Assets and Liabilities of CBC

             Filed under Item 7 as an Exhibit is an unaudited balance sheet of CBC showing the assets and liabilities of CBC as of June 30, 1996, the closest practicable date to the confirmation date of July 18, 1996.

        ITEM 5    OTHER EVENTS

                  The United States Bankruptcy Appellate Panel for the First Circuit entered an order on July 29, 1996, imposing a temporary twenty-one day stay on the Bankruptcy Court order confirming the Plan. The stay was requested by Institut Pasteur and Pasteur Sanofi Diagnostics who are appealing the Bankruptcy Court's confirmation of the Plan over their objection to the assumption of various patent licenses owned by Institut Pasteur and Pasteur Sanofi Diagnostics and licensed to CBC.

        ITEM 7    FINANCIAL STATEMENTS AND EXHIBITS

             (a)  Exhibits

                  2. Confirmed Reorganization Plan (consisting of Reorganization Plan dated May 20, 1996, and Modification dated July 15, 1996).

                  99.  Unaudited Balance Sheet of CBC as of June 30, 1996.


                                    SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.


                                           CAMBRIDGE BIOTECH CORPORATION



        Dated:  August 2, 1996          By:/s/ Alison Taunton-Rigby
                                                Alison Taunton-Rigby,
                                                President

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